Exhibit 10.16

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED

REVOLVING CREDIT AND TERM LOAN AGREEMENT AND CONSENT

This Third Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement and Consent (“Third Amendment”) is made as of January 4, 2021, by and among Montauk Energy Holdings, LLC (“Borrower”), the Lenders (as defined below) signatory hereto and Agent (as defined below).

RECITALS

A. Borrower entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 12, 2018 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), with the financial institutions from time to time signatory thereto (collectively, the “Lenders”) and Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”).

B. Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement, and Borrower has requested that Agent and Lenders consent to certain transactions with respect to Parent as more particularly described below, and Agent and the Lenders are willing to do so, subject to the terms and conditions set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1. Section 1.1 of the Credit Agreement is amended by adding the following definitions as new definitions or as amendment and restatements of existing definitions, as applicable:

“Applicable Floor” shall mean as such term is used in the definitions of “LIBOR Rate” and “Benchmark Replacement” (as defined in Section 11.13), zero percent (0.0%) per annum.

“Applicable Reference Date” shall mean (i) for all purposes other than clause (c) of the definition of “Base Rate,” the date that is two (2) Business Days prior to the first day of the applicable Eurodollar-Interest Period, and (ii) solely for purposes of clause (c) of the definition of “Base Rate,” any date of determination (or, if such date is not a Business Day, the preceding Business Day).

“Base Rate” shall mean for any day, that per annum rate of interest which is equal to the sum of the Applicable Margin plus the greatest of (a) the Prime Rate for such day, (b) the Federal Funds Effective Rate in effect on such day, plus one percent (1.0%), and (c) the Daily Adjusting LIBOR Rate (using the applicable 30-day or one-month rate) for such day, plus one percent (1.0%); provided, however, for purposes of determining the Base Rate during any period that the LIBOR Rate is unavailable as determined under Sections 11.3 or 11.4 hereof or during a Benchmark Unavailability Period under Section

11.13 hereof, the Base Rate shall be determined without reference to clause (c) above. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or such LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or the LIBOR Rate, respectively.

“Change of Control” shall mean (a) an event or series of events whereby (i) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (x) acquire beneficial ownership of more than 30% of any outstanding class of common stock of the Parent having ordinary voting power in the election of directors of the Parent or (y) obtain the power (whether or not exercised) to elect a majority of the Parent’s directors, (ii) the Parent shall cease to control, directly or indirectly, 100%, on a fully diluted basis, of the aggregate issued and outstanding voting stock (or comparable voting interests) of the Borrower, or (iii) the Parent shall fail to be able, either jointly or severally, to elect a controlling majority of the Board of Directors of the Borrower, or (b) the occurrence of event or series of events that would trigger a violation of any change of control or change in control provision in any of the Subordinated Debt Documents, except in connection with a public listing of Parent, Borrower, or any Subsidiaries; provided, however, notwithstanding the foregoing, it shall not be a “Change of Control” if, (a) as a result of the contemplated reorganization of the Parent, as evidenced by documentation and filings, in form and substance reasonably satisfactory to the Agent, provided by the Borrower or the Parent to the Agent, the Parent’s Equity Interests in the Borrower are transferred (subject to Agent’s Lien on such Equity Interest) to Montauk Renewables, Inc. (f/k/a Montauk Energy, Inc.), and Montauk Renewables, Inc., thereafter shall control, directly or indirectly, 100%, on a fully diluted basis, of the aggregate issued and outstanding voting stock (or comparable voting interests) of the Borrower and, effective on and after the date of the consummation of such reorganization, for purposes of this defined term, each reference to “the Parent” contained herein shall be deemed to be a reference to Montauk Renewables, Inc. (f/k/a Montauk Energy, Inc.) and (b) the Change of Control Conditions have been satisfied.

“Change of Control Conditions” shall mean with respect to any Change in Control resulting from the transfer of Parent’s Equity Interests in Borrower to Montauk Renewables, Inc. (f/k/a Montauk Energy, Inc.), (a) the Agent shall have received Montauk Renewables, Inc.’s Bylaws, certified articles of incorporation, employee identification number and all of its other corporate governance and formation documentation reasonably required by Agent and all in form and substance reasonably satisfactory to Agent and (b) Montauk Renewables, Inc. shall have executed and delivered to Agent a Guaranty of the Indebtedness and a Pledge Agreement providing a first priority Lien on one hundred percent (100%) of the Equity Interests of Borrower owned by Montauk Renewables, Inc., together with such opinions and authorizing resolutions as are reasonably required by Agent.

“Internal Control Event” shall mean a material weakness in, or fraud that involves management or other employees who have a significant role in, the Parent’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“IPO” shall mean the initial public offering of the common stock of Parent to the public as described in the Registration Statement.

“LIBOR Rate” shall mean the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Eurodollar-Interest Period, commencing on the first day of such Eurodollar-Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service at or about 11:00 a.m. (London, England time) (or soon thereafter as practical) on the Applicable Reference Date. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying LIBOR rates as may be agreed upon by the Agent and the Borrower, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate at which the Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on the Applicable Reference Date in the interbank LIBOR market in an amount comparable to the principal amount of the relevant Eurodollar-based Advance which is to bear interest at such Eurodollar-based Rate and for a period equal to the relevant Eurodollar-Interest Period. Notwithstanding the foregoing, in no event shall the LIBOR Rate be less than the Applicable Floor.

“PCAOB” means the Public Company Accounting Oversight Board.

“Registration Statement” shall mean the Form S-1 Registration Statement to be filed by the Parent with the SEC in connection with the initial registered public offering of the common stock of Parent.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

2. The following is added as new Section 1.2 to the Credit Agreement:

“1.2 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document or unless the context requires otherwise, (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document (including Loan Documents) shall be construed as referring to such agreement, instrument or other document as amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein or in any other Loan Document), (g) the words “herein”, “hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement or any other Loan Document and not to any particular section or provision of this Agreement or such other Loan Document, (h) all references to “articles”, “sections,” “clauses,” “exhibits” and “schedules” in this Agreement or any other Loan Document shall be to articles, sections, clauses, exhibits and schedules, respectively, of this Agreement or such other Loan Agreement, (i) any reference to any law or applicable law shall include any Requirement of Law, and any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time, (j) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.”

3. The following is added as new Section 1.3 to the Credit Agreement:

“1.3 Eurodollar-based Advances; LIBOR Notification. The interest rate on Eurodollar-based Advances is determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar-based Advances. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Sections 11.11(a) and 11.11(b) provide the mechanism for determining an alternative rate of interest. The Agent will promptly notify the Borrower, pursuant to Section 11.13(d), of any change to the reference rate upon which the interest rate on Eurodollar-based Advances is based. However, the Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Sections

11.13(a) or 11.13(b), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 11.13(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability,”

4. Subsidiaries 7.2(f-1), 7.2(f-2) and 7.2(f-3) are added to the Credit Agreement to read in their entirety as follows:

“(f-1) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent by its certified public accounting firm in connection with the accounts or books of Parent or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(f-2) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange;

(f-3) promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Credit Party or any Subsidiary thereof or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect;”

5. Section 11.13 is added to the Credit Agreement to read in its entirety as follows:

“11.13 Effect of Benchmark Transition Event.

(a) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 11.13) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (and each reference thereto) for all purposes hereunder and under any Loan Document and in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (and each reference thereto) for all purposes hereunder and under any Loan Document and in respect of any Benchmark setting at or after 5:00 p.m. (Detroit, Michigan time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this clause (b), if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace such Benchmark (and each reference thereto) for all purposes hereunder or under any Loan Document and in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (b) shall not be effective unless the Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(c) In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 11.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 11.13.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Borrower may revoke any request for a conversion to or continuation of any Eurodollar-based Advance to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for, or conversion to, a Base Rate Advance. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(h) As used in this Section 11.13:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of this Section 11.13.

“Benchmark” means, initially, the LIBOR Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) or (b) of this Section 11.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (x) Term SOFR and (y) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the immediately preceding proviso). Notwithstanding the foregoing, if the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Applicable Floor, the Benchmark Replacement will be deemed to be the Applicable Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may not be less than zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; provided, that if such Benchmark Replacement is set on a daily/overnight basis, then such spread adjustment or method for calculating or determining such spread adjustment shall be based upon a period that is approximately the same length (disregarding any business day adjustments) as the payment period for interest calculated with reference to such Benchmark Replacement, but in no event in excess of three months;

(b) the spread adjustment (which may not be less than zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; provided, that if such Benchmark Replacement is set on a daily/overnight basis, then such spread adjustment or method for calculating or determining such spread adjustment shall be based upon a period that is approximately the same length (disregarding any business day adjustments) as the payment period for interest calculated with reference to such Benchmark Replacement, but in no event in excess of three months; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may not be less than zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, but not limited to, changes to the definition of “Applicable Reference Date”, the definition of “Base Rate”, the definition of “Business Day,” the definition of “Eurodollar-based Advance”, the definition of “Eurodollar-based Rate”, the definition of “Eurodollar-based Interest Period,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower; or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (Detroit, Michigan time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 11.13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 11.13.

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is the LIBOR Rate, the occurrence of:

(1) a notification by the Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review, and

(2) the joint election by the Agent and the Borrower to trigger a fallback from the LIBOR Rate and the provision by the Agent of written notice of such election to the Lenders.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBOR Rate, at or about 11:00 a.m. (London, England time) (or soon thereafter as practical) on the Applicable Reference Date, and (2) if such Benchmark is not the LIBOR Rate, the time determined by the Agent in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or, in each case, any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Agent that (a) either (i) Term SOFR has been selected or recommended for use by the Relevant Governmental Body or (ii) at least five currently outstanding U.S. dollar-denominated syndicated credit facilities utilize a term SOFR-based rate as an available benchmark rate, (b) the administration of Term SOFR is feasible for the Agent, and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 11.11 that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

6. Section 13.10(e) of the Credit Agreement is amended and restated in its entirety as follows:

“(e) Notwithstanding anything to the contrary herein (i) the Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency, and (ii) the Agent may make Benchmark Replacement Conforming Changes in accordance with Section 11.13.”

7. Under Section 8.13 of the Credit Agreement, Borrower cannot make, permit or consent to any amendment to its constitutional documents without the consent of the Majority Lenders. Borrower has requested that the Agent and the Lenders consent to the IPO and waive any Event of Default which would arise under the Credit Agreement as a result of the IPO. Based on the Agent’s receipt of the approval of the Majority Lenders and subject to the terms of this letter, the Lender’s consent to the IPO and waive any Event of Default under the Credit Agreement resulting from the IPO, including without limitation any Event of Default which would arise under the provisions of Section 8.13) provided that this consent is conditioned upon the IPO being consummated on or before February 15, 2021 in accordance with the terms described by the Parent and Borrower to the Agent and Lenders.

8. This Third Amendment shall become effective (according to the terms hereof) on the date (the “Third Amendment Effective Date”) that the following conditions have been fully satisfied by Borrower:

(a)	Agent shall have received counterpart originals of this Third Amendment, in each case duly executed and delivered by Borrower, Agent and the Lenders;

(b)	Agent shall have received a Joinder to Guaranty and a Joinder to Security Agreement, duly executed and delivered by Borrower;

(c)

Agent shall have received all corporate organization documents and resolutions authorizing all in form satisfactory to Agent, authorizing Montauk Renewables, Inc. to execute and deliver the Joinder to Guaranty and Joinder to Security Agreement; and

(d)	Borrower shall have paid to Agent all fees, costs and expenses, if any, owed to Agent and the Lenders, in each case, as and to the extent required to be paid in accordance with the Loan Documents.

9. Borrower hereby certifies to Agent and the Lenders as of the Third Amendment Effective Date that, after giving effect to the amendments and consent herein, (a) execution and delivery by Borrower of this Third Amendment and the other Loan Documents required to be delivered hereunder, and the performance by Borrower of its obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within Borrower’s powers, have been duly authorized, are not in contravention of law or the terms of its articles of organization or operating agreement or other organizational documents, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Third Amendment, of any governmental body, agency or authority, and the Amended Credit Agreement and the other Loan Documents required to be delivered by Borrower hereunder will constitute the valid and binding obligations of Borrower enforceable in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are true and correct in all material respects (except representations and warranties already qualified as to materiality as to which this qualifier shall not apply) on and as of the Third Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Third Amendment Effective Date, immediately after giving effect to this Third Amendment, no Default or Event of Default shall have occurred and be continuing.

10. On and after the Third Amendment Effective Date, each reference to the Credit Agreement in the Credit Agreement or any other document shall mean the Credit Agreement as amended by this Third Amendment. Except as specifically set forth above, this Third Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents. Nor shall this Third Amendment constitute a waiver or release by Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, except those consents set forth herein. Furthermore, this Third Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders with respect to any other non-compliance by Borrower or any Guarantor with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction. Borrower hereby confirms that each of the Collateral Documents continues in full force and effect and secure, among other things, all of its Indebtedness owing to Agent and the Lenders under the Credit Agreement and the other Loan Documents (where applicable, as amended herein).

11. Borrower hereby acknowledges and agrees that this Third Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrower, any Guarantor or any other Credit Party or any right, privilege or remedy of the Lenders under the Credit Agreement or any other Loan Document.

12. Except as specifically defined to the contrary herein, capitalized terms used in this Third Amendment shall have the meanings set forth in the Credit Agreement.

13. This Third Amendment may be executed in counterpart in accordance with Section 13.9 of the Credit Agreement.

14. This Third Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

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IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Third Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK,
as Administrative Agent

By:	/s/ Tony G. Rice
Tony G. Rice
Its:	Vice President

COMERICA BANK, as a Lender, as Issuing Lender and as Swing Line Lender

By:	/s/ Tony G. Rice
Tony G. Rice
Its:	Vice President

MONTAUK ENERGY HOLDINGS, LLC

By:	/s/ Sean McClain
Sean McClain
Its:	Chief Financial Officer

M&T BANK, as a Lender

By:	/s/ Mike Prendergast
Its:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Les Scales
Its:	Vice President

TCF NATIONAL BANK, as a Lender

By:	/s/ Robert Rosati
Its:	Senior Vice President

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ David J. Riordan
Its:	Managing Director

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Ben Gallagher
Its:	Vice President

ACKNOWLEDGMENT OF GUARANTORS

Each of the undersigned (collectively, the “Guarantors”) hereby acknowledges that (a) such Guarantor executed that certain Amended and Restated Guaranty dated as of December 12, 2018 (as amended or otherwise modified from time to time, the “Guaranty”), pursuant to which such Guarantor guaranteed the obligations of the Borrower under the Credit Agreement and (b) Borrower, the Lenders and the Agent have executed the Third Amendment to the Credit Agreement dated as of date hereof (the “Amendment”). Each of the undersigned hereby ratifies and confirms its obligations under the Guaranty and the other Loan Documents to which it is a party and agrees that the Guaranty and such other Loan Documents remain in full force and effect after giving effect to the effectiveness of the Amendment. Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement. This acknowledgment shall be governed by and construed in accordance with the laws of, and be enforceable in, the State of Michigan.

Dated as of January 4, 2021

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MONTAUK HOLDINGS USA, LLC

By: /s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

MONTAUK ENERGY CAPITAL, LLC

By: /s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

MEDC, LLC

By: /s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

MH ENERGY, LLC

By: /s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

MH ENERGY (GP), LLC

By: /s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

TX LFG ENERGY, LP

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

MONROEVILLE LFG, LLC

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

VALLEY LFG, LLC

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

GSF ENERGY, LLC

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

MONMOUTH ENERGY, INC.

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

TULSA LFG, LLC

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

JOHNSTOWN LFG HOLDINGS INC.

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

JOHNSTOWN REGIONAL ENERGY, LLC

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

APEX LFG ENERGY, LLC

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

BOWERMAN POWER LFG, LLC

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

GALVESTON LFG, LLC

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer

MONTAUK RENEWABLE AG, LLC

By:	/s/ Sean McClain
Sean McClain
Its:	President and Chief Executive Officer